Exhibit 10.4

INVENTION ASSIGNMENT AGREEMENT

WHEREAS, [    ], an individual (hereinafter “ASSIGNOR”) is the inventor of certain new and useful improvements for which United States design patent application number [      ] entitled [    ]for a Cleaning Robot, was filed on [    ] (hereinafter “the invention”);

WHEREAS, Richtech Robotics, Inc., a Nevada corporation (hereinafter “ASSIGNEE”), desires to acquire the entire and exclusive right, title and interest in the invention, the patent application, and any patents and equivalent legal protections that are obtained thereon in the United States and in any foreign countries;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR hereby sells, assigns, and transfers to ASSIGNEE, its successors or assigns, the entire and exclusive right, title and interest in the invention, the patent application, and any patents and equivalent legal protections that are obtained thereon in the United States and in any foreign countries, including any continuations, divisions, renewals, substitutes, reissues, or legal equivalents thereof, for the full term(s) for which the same is granted, including all rights to claim priority under any international convention or treaty.

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have executed this Agreement, in duplicate originals but collectively evidencing only a single contract, by their respective duly authorized officers, on the dates hereinafter written.

ASSIGNOR	ASSIGNEE

By:	By:
Name:	Name:
Title:	Title:

Date:	Date: